UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2026

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 E. Grand Avenue El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On April 17, 2026 (the “Signing Date”), Faraday Future Intelligent Electric Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company issued, and the Investor purchased, for an aggregate purchase price of $45 million, (i) a Promissory Note A-1 in the original principal amount of $15,780,000.00 (the “A-1 Note”, and together with any notes to be issued under the same form from time to time pursuant to the Purchase Agreement, the “A Notes”); and (ii) a Secured Promissory Note B in the original principal amount of $30,000,000.00 (the “B Note”, and collectively with the A Notes, the “Notes” and each individually, a “Note”). The closing (the “Closing” and the date thereof, the “Closing Date”) occurred on April 17, 2026. The Notes, and the shares of Class A Common Stock (as defined below) issuable upon redemption of the Notes are collectively referred to as the “NPA Securities”.

Within ten (10) trading days following Company’s next annual stockholder meeting (the “Stockholder Meeting”), Company will reserve (the “Share Reserve”) a number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) equal to (a)(i)(A) the aggregate outstanding balance of all outstanding A Notes divided by (B) the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) (the “Nasdaq Minimum Price”) multiplied by (ii) one and a half (1.5) plus (b)(i)(A) the outstanding balance of the B Note divided by (B) the Nasdaq Minimum Price multiplied by (ii) one-half (0.5) (the “Reserve Calculation Amount”). The Company also agreed upon request from the Investor (which request will not be more frequent than once per month) to add additional shares of Class A Common Stock to the Share Reserve from time to time in increments of 100,000 shares (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events) if at any time after the Stockholder Meeting the number of shares of Class A Common Stock held in the Share Reserve is less than the Reserve Calculation Amount. The Company further agreed to add additional shares of Class A Common Stock to the Share Reserve immediately prior to each issuance of an additional A Note to reflect the new Reserve Calculation Amount.

Note Exchange

Each time the aggregate outstanding balance of all A Notes is reduced by at least $300,000.00, then Company will have the right to exchange not more than half of such balance reduction amount of the B Note for an A Note (each, a “Note Exchange”, each such date, the “Exchange Date”), but only if such Note Exchange is requested within five (5) trading days of the date of the applicable balance reduction of the A Notes and only so long as each of the Exchange Conditions (as defined below) is satisfied as of such date. If at any time the aggregate outstanding balance of all outstanding A Notes is less than $1,000,000.00, the Company will have the right to consummate a Note Exchange in an amount up to $5,000,000.00, less the aggregate outstanding balance of all A Notes, but only if requested within five (5) trading days of the date of the applicable balance reduction of the A Notes and only so long as each of the Exchange Conditions is satisfied as of such date. The maturity date for each A Note issued pursuant to a Note Exchange will be equal to the greater of twelve (12) months and the length of time remaining on the B Note.

The Company’s right to consummate a Note Exchange will also be subject to satisfaction of each of the following conditions (the “Exchange Conditions”): (i) the “Company’s Shareholders’ Equity” as reported in its last periodic report and as used and defined in Company’s financial statements is at least $5,000,000.00; (ii) Company’s market capitalization is at least $5,000,000.00; (iii) the Company has established and maintained the Share Reserve (as defined below); (iv) no Trigger Event (as defined in the Notes) shall have occurred and be continuing under any Note; (v) the Company shall be in compliance with all required Nasdaq continued listing standards, other than the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(ii) during the pendency of the initial 180-day compliance period provided pursuant to Nasdaq Listing Rule 5810(c)(3)(A); (vi) the Company has not received a delisting determination notice with respect to its Class A Common Stock from the Nasdaq Listing Qualifications Department; and (vii) the Company shall have obtained approval from its stockholders approving the transaction contemplated hereby (the “Approval”) and the Approval shall be in full force and effect as of the applicable Exchange Date.

A-1 Note

Interest; Term

The A-1 Note will mature on the date that is twenty four (24) months after the Purchase Price Date (as defined below). Interest is payable on the Outstanding Balance of the A-1 Note at a rate of nine percent (9%) per annum simple interest from the Purchase Price Date until the same is paid in full. All interest calculations are computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of the A Note.

Original Issue Discount, Expenses and Monitoring Fee

The A-1 Note will carry an original issue discount of $750,000.00 (the “OID”), in addition to an aggregate of $30,000.00 reimbursement to cover Investor’s legal, accounting and due diligence expenses (the “Transaction Expense Amount”) incurred in connection with the purchase and sale of the A-1 Note.

The Company may pay all or any portion of the Outstanding Balance earlier than it is due. If the Company exercises its right to prepay the A-1 Note, the Company shall make payment to the Investor of an amount in cash equal to 110% multiplied by the portion of the Outstanding Balance the Company elects to prepay.

In the event this A-1 Note is outstanding on the one hundred eighty (180) day anniversary of the day when the Purchase Price is delivered by the Investor to the Company (the “Purchase Price Date”), the Company will be charged a one-time fee to cover the Investor’s accounting, legal and other costs incurred in monitoring the A-1 Note equal to the Outstanding Balance (as defined below) divided by .80 less the Outstanding Balance.

As used herein, “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest (including default Interest), collection and enforcements costs (including attorneys’ fees) incurred by the Investor, transfer, stamp, issuance and similar taxes and fees incurred under the A-1 Note.

Redemptions

On or after the six (6) months anniversary of the Purchase Price Date (the “Benchmark Date”), the Investor shall have the right, exercisable at any time in its sole and absolute discretion, by providing one or more written notice to the Company (each, a “Redemption Notice”), to redeem (such amount, the “Redemption Amount”), in aggregate, up to $750,000.00 (the “Maximum Monthly Redemption Amount”) per calendar month. The foregoing maximum monthly Redemption Amount will be aggregated with redemptions submitted under all other A Notes. The Company must pay the applicable Redemption Amount plus make-whole interest on such amount as if such amount had been held to maturity (“Make-Whole Interest”) to the Investor in cash or Class A Common Stock (“Redemption Shares”) within two (2) trading days of delivery of the applicable Redemption Notice. If the Company elects to pay the applicable Redemption Amount in Redemption Shares, it must notify the Investor of such election within one (1) trading day of delivery of the Redemption Notice. The number of Redemption Shares deliverable pursuant to a Redemption Notice will be calculated as follows: the applicable Redemption Amount plus Make-Whole Interest divided by the Nasdaq Minimum Price (as defined under Nasdaq Listing Rule 5635(d)) on the Redemption Date. Notwithstanding the foregoing, the Company may only elect to pay a Redemption Amount in Redemption Shares if certain conditions are satisfied as of the applicable Redemption Date. In the event the applicable Nasdaq Minimum Price is below $0.0603 (the “Floor Price”), the Investor will have the right, at its election to have the applicable Redemption Amount paid in cash.

On or after the Benchmark Date, if on any given trading day the Class A Common Stock trades at a price that is at least fifteen percent (15%) greater than the Nasdaq Minimum Price for such trading day (such event, the “Limited Redemption Event”), then the Investor shall have the right to submit one or more Redemption Notices in an amount (the “Limited Redemption Amount”) up to the lesser of (i) five percent (5%) of the cumulative daily dollar trading volume on the trading day that a Limited Redemption Event occurs and (ii) $5,000,000.00 (the “Maximum Limited Redemption Amount”) at any time, but no later than the fifth (5th) trading day after the date when the Limited Redemption Event occurs (“Limited Redemptions”). The Maximum Limited Redemption Amount will be aggregated with Limited Redemptions made under all outstanding Notes. The Company must pay the applicable Limited Redemption Amount plus Make-Whole Interest to the Investor in Redemption Shares within two (2) Trading Days of delivery of the applicable Redemption Notice. The number of Redemption Shares deliverable pursuant to a Limited Redemption will be calculated as follows: the applicable Limited Redemption Amount plus Make-Whole Interest divided by the Nasdaq Minimum Price on the Redemption Date. In the event the applicable Nasdaq Minimum Price is below Floor Price, the Investor will have the right, at its election to have the applicable Redemption Amount paid in cash.

Default Interest

At any time following the occurrence of a Trigger Event (as defined under the A-1 Note), as listed under the Section 5.1 of the A-1 Note, which is incorporated by reference herein, the Investor may, at its option, send written notice to the Company demanding that the Company cure such Trigger Event within five (5) trading days (the “Cure Period”). On one (1) occasion during the term of each A Note, the Investor can elect to increase the Outstanding Balance by 1.075 (the “Trigger Effect”), following the occurrence of a Trigger Event.

If the Company fails to cure the Trigger Event within the Cure Period, the Trigger Event will automatically become an event of default (the “Event of Default”), upon which, the Investor may accelerate the A Notes by written notice to the Company, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses 5.1(b) - 5.1(f), an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by the Investor for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default and for so long as such Event of Default is continuing, upon written notice given by the Investor to the Company, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Default Interest”).

As used herein, “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

B Note

Interest, and Term

B Note will mature on the date that is twenty four (24) months after the Purchase Price Date. Interest is payable on the outstanding balance of the B Note at the rate of three and a half percent (3.5%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of the B Note.

The Company may pay all or any portion of the outstanding balance earlier than it is due. If the Company exercises its right to prepay the B Note, the Company shall make payment to the Investor of an amount in cash equal to 105% multiplied by the portion of the outstanding balance the Company elects to prepay. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by the Investor in writing, relieve the Company of its remaining obligations hereunder.

Redemptions

On or after the Benchmark Date, if on any day a Limited Redemption Event occurs, then the Investor shall have the right at any time, but no later than the fifth (5th) trading day after the date when the Limited Redemption Event occurs, to redeem, by one or more Redemption Notices the Limited Redemption Amount up to the Maximum Limited Redemption Amount. The Maximum Limited Redemption Amount will be aggregated with Limited Redemptions made under all outstanding Notes. The Company must pay the applicable Limited Redemption Amount plus Make-Whole Interest to the Investor in Redemption Shares within two (2) Trading Days of delivery of the applicable Redemption Notice. The number of Redemption Shares deliverable pursuant to a Limited Redemption will be calculated as follows: the applicable Limited Redemption Amount plus Make-Whole Interest divided by the Nasdaq Minimum Price on the Redemption Date. In the event the applicable Nasdaq Minimum Price is below Floor Price, the Investor will have the right, at its election to have the applicable Redemption Amount paid in cash. Upon the delivery of Redemption Shares pursuant to a Limited Redemption under the B Note, the Company will have the right to request a withdrawal from the Deposit Account equal to the applicable Limited Redemption Amount.

In the event a Limited Redemption Event occurs while any A Note and B Note remain outstanding and the applicable Limited Redemption Amount plus Make-Whole Interest is less than or equal to the aggregate outstanding balance of all A Notes, Limited Redemptions shall only be made on A Notes and not the B Note.

Default Interest

At any time following the occurrence of a Trigger Event (as defined under the B Note), as listed under the Section 4.1 of the B Note, which is incorporated by reference herein, the Investor may, at its option, send written notice to the Company demanding that the Company cure such Trigger Event within the Cure Period.

If the Company fails to cure the Trigger Event within the Cure Period, the Trigger Event will automatically become an event of default (the “Event of Default”), upon which, the Investor may accelerate the A Notes by written notice to the Company, with the Outstanding Balance becoming immediately due and payable in cash Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses 4.1(b) - 5.1(f), an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash, without any written notice required by the Investor for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default and for so long as such Event of Default is continuing, upon written notice given by the Investor to the Company, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Default Interest”).

Deposit Account Control Agreement; Guaranty; Pledge Agreement

The Company’s obligations under the B Note are secured by the Deposit Account Control Agreement (the “DACA”) with respect to the Deposit Account (as defined in the DACA), and the Pledge Agreement (as defined in the NPA) and are guaranteed pursuant to the Guaranty (as defined in the NPA). The Company acknowledges and agrees that the Investor is authorized to send a Lender Instruction Notice (as defined in the DACA) to the Bank (as defined in the DACA) directing the disposition of the funds held in the Deposit Account: (a) upon the occurrence of a Trigger Event (as defined in the B Note); or (b) upon the Investor’s receipt of a notice from the Company pursuant to Section 4(vii) of the NPA if the Investor believes in its sole discretion that the funds in the Deposit Account are threatened by the action described in the notice.

Upon completion of a Note Exchange, an amount equal to the portion of the outstanding balance of the B Note exchanged for the applicable A Note will be eligible to be released from the Deposit Account.

The foregoing summaries of the NPA, A-1 Note, B Note, DACA, Pledge Agreement, and Guaranty do not purport to be complete and are subject to, and are qualified in its entirety by, the full text of the NPA, A-1 Note, B Note, DACA, Pledge Agreement, and Guaranty, which are filed as Exhibit 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Placement Agency Agreement

On the Signing Date, the Company also entered into a placement agency agreement (the “PAA”) with Univest Securities, LLC (the “Placement Agent”), in connection with the transactions contemplated under the Purchase Agreement. Pursuant the PAA, the Company agreed to pay to the Placement Agent (i) a cash fee equal to 8% of (A) the gross proceeds received by the Company from the sale of the A-1 Note and (B) any actual amounts released to the Company from the Deposit Account; and (ii) a $50,000 out-of-pocket expenses to cover the reasonable fees and expenses of Placement Agent’s counsel and due diligence analysis (collectively, the “Cash Fee”).

If any private or public offering or other financing or capital raising transaction of any kind is consummated with the Placement Agent introduced investors (including their affiliates) within six (6) months after the Signing Date, the Placement Agent is entitled to the Cash Fee as described above.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of A Note
4.2	Form of B Note
10.1	Note Purchase Agreement, dated April 17, 2026, by and between Faraday Future Intelligent Electric Inc. and the Investor.
10.2	Deposit Account Control Agreement, dated April 17, 2026, by and among FFAI Holdings, LLC, the Investor, and Lakeside Bank.
10.3	Pledge Agreement, dated April 17, 2026, by and between Faraday Future Intelligent Electric Inc. and the Investor.
10.4	Guaranty Agreement, dated April 17, 2026, by and among certain subsidiaries of Faraday Future Intelligent Electric Inc. thereof and the Investor.
10.5	Form Placement Agency Agreement by and between Faraday Future Intelligent Electric Inc. and the Placement Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: April 20, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer